UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 16, 2017
Date of Report (Date of earliest event reported)

Green Hygienics Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

NEVADA	333-153510	26-2801338
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1878 Camino Verde Lane, Las Vegas NV 89119
(Address of Principal Executive Offices) (Zip Code)

1(855) 802-0299
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a)	Our previous independent registered public accounting firm:

(i)
On May 16, 2017, M&K CPAs PLLC provided notice that they were ceasing their services as our company’s independent registered public accounting firm as a result of our company’s failure to maintain its filing obligations with the SEC.

(ii)
The reports of M&K CPAs on our company’s financial statements as of and for the fiscal years ended July 31, 2013 and July 31, 2012 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle except to indicate that there was substantial doubt about our company’s ability to continue as a going concern.

(iv)
Our company has requested that M&K CPAs furnish us with a letter addressed to the SEC stating whether or not it agrees with the above statements.  The letter of M&K CPAs is incorporated into this report as Exhibit 16.1.

(b)	New independent registered public accounting firm:

On November 30, 2017, our company engaged Saturna Group Chartered Professional Accountants LLP as our new independent registered public accounting firm.  During the two most recent fiscal years and through November 30, 2017, our company had not consulted with Saturna Group Chartered Professional Accountants LLP regarding any of the following:

(i)	The application of accounting principles to a specific transaction, either completed or proposed;

(ii)
The type of audit opinion that might be rendered on our company’s financial statements, and none of the following was provided to our company: (a) a written report, or (b) oral advice was provided that Saturna Group Chartered Professional Accountants LLP concluded was an important factor considered by our company in reaching a decision as to accounting, auditing or financial reporting issue; or

(iii)	Any matter that was subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

16.1	Letter from M&K CPAs to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN HYGIENICS HOLDINGS, INC.

Date: December 20, 2017	By:	/s/ Ronald Loudoun
Ronald Loudoun
President and Director

3